Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

Kellogg Company Savings and Investment Plan
Battle Creek, MI
We hereby consent to the incorporation by reference in the Registration Statement on Form
S-8 (333-27293 and 333-109235) of Kellogg Company of our report dated June 21, 2018, relating to the financial statements and supplemental schedule of Kellogg Company Savings & Investment Plan which appear in this Form 11-K for the year ended December 31, 2017.
/s/ BDO USA, LLP
BDO USA, LLP
Grand Rapids, Michigan
June 21, 2018